UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/05/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On May 7, 2008, KLA-Tencor Corporation (the "Company") announced that H. Raymond Bingham is resigning from the Company's Board of Directors (the "Board"), effective immediately. A copy of the news release is attached hereto as Exhibit 99.1.

        In accordance with a policy adopted in February 2008 by the Compensation Committee of the Board, because Mr. Bingham resigned from the Board as a director in good standing and with at least two full terms of Board service, Mr. Bingham was automatically entitled upon his resignation from the Board to (i) the elimination of the delayed delivery feature of his vested but undelivered restricted stock units, so that the shares of common stock underlying such units became immediately deliverable upon resignation, and (ii) the acceleration of the vesting of his unvested restricted stock units to provide Mr. Bingham with prorated vesting, calculated on a quarterly basis from the applicable date of grant, for his partial year of service.

(c)        On May 5, 2008, the Compensation Committee of the Board approved the addition of Virendra Kirloskar, the Company's Chief Accounting Officer (and principal accounting officer), as a participant in the Company's Executive Severance Plan (the "Plan") in connection with his recent appointment to such titles. Under the Plan, if Mr. Kirloskar is terminated other than for cause, or voluntarily resigns for good reason, then he will receive (i) salary continuation payments for two years, (ii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation, (iii) pro-rated vesting of all of his outstanding equity awards through the end of the month of his termination or resignation, and (iv) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after February 16, 2006 so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award.

(d)        On May 7, 2008, the Board appointed Kiran M. Patel and Robert P. Akins, Ph.D. to serve as Class II directors on the Board. In addition, the Board appointed Mr. Patel as a member of the Company's Audit Committee, effective immediately.

        Kiran M. Patel, 59, serves as Senior Vice President and General Manager, Consumer Tax Group of Intuit Inc., a provider of personal finance and small business software. Mr. Patel previously served as Intuit's Senior Vice President and Chief Financial Officer. Before Intuit, he was Executive Vice President and CFO of Solectron Corporation from August 2001 to September 2005. He previously worked for Cummins Inc. for 27 years in a variety of finance and business positions, most recently as CFO and Executive Vice President.

        Robert (Bob) P. Akins, 56, is a co-founder of Cymer, Inc. and has served as Cymer's Chairman and CEO since its inception in 1986. Cymer is a leading supplier of excimer light sources for deep ultraviolet photolithography systems used in the semiconductor manufacturing process. Mr. Akins also served as Cymer's President from its inception until May 2000. He currently serves on the boards of directors of SEMI (Semiconductor Equipment and Materials International) and SEMI North America.

        Messrs. Patel and Akins will be compensated for their services as directors consistent with that of KLA-Tencor's other non-employee directors, including an annual cash retainer and restricted stock unit awards, as described in the section entitled "Director Compensation" of the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 11, 2007.

        All annual compensation for the initial year that Messrs. Patel and Akins are directors shall be prorated, as appropriate, to reflect the portion of the year elapsed since the date of the Company's last annual stockholders meeting, which was held on November 15, 2007. Accordingly, Messrs. Patel and Akins, for their services as directors, will each receive fifty percent (50%) of the $75,000 annual cash retainer fee, paid quarterly, that is paid to the non-employee members of the Board (the "Outside Directors"), and they have each been granted a restricted stock unit award with a fair market value of fifty percent (50%), based on the market price of the Company's common stock on the date of grant, of the $100,000 annual award value granted to Outside Directors.

        In addition, Messrs. Patel and Akins will each also receive meeting fees of $2,500 for each Board meeting attended in person, $1,250 for each Board meeting attended by telephone conference call, $1,500 for each Committee meeting attended in person, and $750 for each Committee meeting attended by telephone conference call. Messrs. Patel and Akins will also be eligible to participate in the Company's Executive Deferred Savings Plan and will be reimbursed for their reasonable expenses incurred in attending Board and Committee meetings.

        Consistent with the powers granted by Article II, Section 1 of the Company's Bylaws, the Board adopted resolutions that increased, effective immediately, the number of directors on the Board from ten (10) to eleven (11).

        A copy of the news release announcing the appointment of Messrs. Patel and Akins is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On May 7, 2008, the Company issued a news release that the Board had declared a cash dividend of $0.15 per share on its common stock. Such dividend shall be payable on June 2, 2008 to stockholders of record as of the close of business on May 19, 2008. A copy of the news release is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

        99.1        Text of news release issued by KLA-Tencor Corporation dated May 7, 2008, announcing the appointment of Kiran M. Patel and Robert P. Akins to, and the resignation of H. Raymond Bingham from, the Company's Board of Directors

        99.2        Text of news release issued by KLA-Tencor Corporation dated May 7, 2008, announcing the declaration of a quarterly dividend on the Company's common stock by the Company's Board of Directors

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: May 07, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1
Text of news release issued by KLA-Tencor Corporation dated May 7, 2008, announcing the appointment of Kiran M. Patel and Robert P. Akins to, and the resignation of H. Raymond Bingham from, the Company's Board of Directors

EX-99.2	Text of news release issued by KLA-Tencor Corporation dated May 7, 2008, announcing the declaration of a quarterly dividend on the Company's common stock by the Company's Board of Directors